EXHIBIT 10.8

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of this 9th day of November, 1998 by and between Cogent Systems, Inc. a California corporation (“Company”) and Mr. Jian Xie (“Employee”).

RECITALS

WHEREAS, the parties are entering into this Agreement for the purpose of setting forth the terms of employment by Company of Employee; and

WHEREAS, Company and Employee believe it is in their mutual best interests to enter into an employment arrangement pursuant to the terms hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. ENGAGEMENT. Company hereby engages Employee to render services as Principal R&D Engineer pursuant to the terms and conditions hereof, and Employee hereby accepts such engagement.

2. NATURE OF SERVICES. Employee shall perform jobs assigned and/or required in related fields. _________________

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In addition, Employee shall also render all services as may be reasonably required by Company. Except for business trips in the ordinary course of business, Employee shall be employed in the Los Angeles area and may not be transferred outside of such area without Employee’s consent. Employee accepts this employment and agrees to render his services in a competent and diligent manner subject to the direction of Company’s officers and management.

3. SCOPE OF SERVICES. Employee shall devote such time, attention and energy to the business of Company as is necessary for the conduct and furtherance of Company’s business. During the term of this Agreement, Employee may engage in other outside investments and activities (“Outside Activities”); provided, however, that (i) Employee’s involvement in such Outside Activities shall not in any way materially interfere with his obligations hereunder and (ii) such Outside Activities shall not involve any competition with the business of the Company. Any compensation payable to Employee by virtue of the performance of an Outside Activity shall belong to him, and Company shall not be entitled to or have any claim or right to such compensation.

4. TERM. The term of this Agreement (“Term”) shall commence on the date hereof and shall thereafter be terminable at will by either Company or Employee.

5. COMPENSATION.

(a) Fixed Salary. As compensation for the services rendered by Employee pursuant hereto, and upon condition that Employee is substantially performing all of the services required hereunder and that Employee is not in material default, Company will pay or will cause to be paid to Employee, a fixed base monthly salary (“Base Salary”) of Eight Thousand Three Hundred Thirty-three and 33/100 Dollars ($8333.33), subject to normal periodic review for such increases as the Board of Directors of the Company shall determine taking into account Employee’s contribution to the business of the Company, the Company’s development and such other factors as the Board of Directors shall deem appropriate. Employee’s Base Salary shall be payable no less frequently than monthly, subject to all applicable laws and requirements respecting withholding of federal, state, and/or local taxes.

(b) Employee Benefits.

i) Company shall reimburse Employee for all ordinary and necessary business, entertainment and other expenses reasonably incurred by Employee in the performance of Employee’s duties and obligations under this Agreement, including reimbursement for all out-of-pocket expenses reasonably incurred by Employee on behalf of Company. Company agrees to repay or reimburse Employee for such business expenses upon itemized statements of such business expenses on Company’s regular form used for such purposes,

ii) Annual Vacations. Employee shall be entitled to take two (2) weeks vacation with pay during each calendar year during the Term hereof, prorated for any partial calendar years during the Term hereof. To the extent Employee does not use the full vacation period during any calendar year during the Term hereof, the unused balance shall accrue and be carried over into subsequent years, provided that the maximum annual paid vacation to which Employee shall be entitled under any such circumstances shall be four (4) weeks.

iii) Life Insurance, Health Insurance and Other Employee Benefits. During the Term of this Agreement, Company Employee shall be entitled to participate in any pension, profit sharing, life insurance, medical and hospitalization insurance, disability coverage or other retirement or employee benefits that the Company has adopted or may adopt in the future for the benefit of its employees.

6. REPRESENTATIONS OF COMPANY AND EMPLOYEE. Company and Employee each represent and warrant to the other that it or he, as applicable, has all right, power, authority and capacity, and is free, to enter into this Agreement; that by doing so it or he, as applicable, will not violate or interfere with the rights of any other person or entity; and that it or he is not subject to any contract, understanding or obligation which will or might prevent, interfere with or impair the performance of this Agreement by it or him. Each party will indemnify and hold the other party harmless with respect to any losses, liabilities, demands, claims, fees, expenses, damages and costs (including attorneys fees and court costs) resulting from or arising out of any claim or action based upon its or his entering into this Agreement.

7. CONFIDENTIAL INFORMATION; NONCOMPETITION

(a) Confidential Information. The Company has and will develop, compile and own or otherwise obtain rights in and to certain proprietary techniques and confidential information which have great value in its business (said techniques and information are referred to in this Agreement collectively as Confidential Information). Confidential Information includes not only information disclosed by the Company to Employee in the course of employment, but also information developed or learned by Employee during the course of his employment with the Company, such as Innovations (as defined in Paragraph 8(a) below). Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging. Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically identified as Confidential Information by the Company. By example and without limitation, Confidential Information includes any and all information concerning techniques, processes, formulas, trade secrets, innovations, inventions, discoveries, improvements, research or development and test results, specifications, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier identities, characteristics and Agreements.

(b) Protection of Confidential Information. Employee agrees that at all times during and after the Term of his employment under this Agreement, he will hold in trust, keep confidential and not disclose to any third party or make any use of the Confidential Information of the Company except for the benefit of the Company and in the course of his employment with the Company. Employee acknowledges that he is aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests.

(c) Non-competition During Employment. Subject to Paragraph 3 above, Employee agrees that he will not, during the Term of his employment with the Company: (i) engage in any employment or activity other than for the Company in any business in which the Company is engaged or contemplates engaging; (ii) become financially interested in or associated with, directly or indirectly, any other person or entity engaged in any business in which the Company is engaged or contemplates engaging; provided that Employee may invest in the capital stock or other securities of any corporation whose stock or other securities are publicly owned or are regularly traded on any securities exchange or in the over-the-counter market, so long as Employee’s ownership of such securities does not exceed 5% of the issued and outstanding securities of such entity; or (iii) induce any other employee of or consultant to the Company to engage in any such employment or activity.

(d) Delivery of Data and Documents and other Obligations on Termination of Employment. In the event of termination (voluntary or otherwise) of Employee’s employment with the Company, Employee agrees that he will protect the value of the Confidential Information and Innovations of the Company and will prevent the misappropriation or disclosure thereof. Employee will not disclose or use for his benefit (or the benefit of any third party) or to the detriment of the Company any Confidential Information or Innovation. Employee further agrees that for a period of one year immediately following termination (voluntary or otherwise) of Employee’s employment with the Company, Employee shall not interfere with the business of the Company by inducing an employee to leave the Company’s employ or by inducing a consultant to sever the consultant’s relationship with the Company. In the event of termination of Employee’s employment with the Company for any reason, Employee shall promptly deliver to the Company all documents and data pertaining to his employment and the Confidential Information and Innovations of the Company whether prepared by Employee or otherwise coming into his possession or control.

8. ASSIGNMENT OF EMPLOYEE INVENTIONS.

(a) Disclosure. Employee will promptly disclose in writing to the Company all discoveries, developments, designs, ideas, innovations, improvements, inventions, formulas, processes, techniques, know-how, and data (whether or not patentable or registerable under copyright or similar statutes) made, conceived, reduced to practice, or learned by Employee (either alone or jointly with others) during the Term of his employment, that are related to or useful in the business of the Company, or which result from tasks assigned to Employee by the Company, or from the use of premises owned, leased, or otherwise acquired by the Company (all of the foregoing being referred to in this Agreement as Innovations).

(b) Assignment of Innovations. Employee acknowledges and agrees that all Innovations belong to and shall be the sole property of the Company and shall be Innovations of the Company subject to the provisions of this Agreement. Employee hereby assigns to the Company all right, title and interest Employee may have or may acquire in and to all Innovations. Employee agrees to sign and deliver to the Company (either during or subsequent to his or her employment) such other documents as the Company considers desirable to evidence (i) the assignment of all rights of Employee, if any, in any Innovations to the Company and/or (ii) the Company’s ownership of such innovations. Any provision in this Agreement requiring Employee to assign rights to an Innovation does not apply to any invention that qualifies under California Labor Section 2870, which Section is reproduced in Paragraph 8(d) below.

(c) Power of Attorney. In the event the Company is unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Innovation, whether due to mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other right or protections with the same force and effect as if executed and delivered by the Employee.

(d) Labor Code Provisions. In accordance with California labor Code Section 2872, Employee is hereby notified that this Agreement does not require Employee to assign to the Company any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, and which does not relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or which does not result from any work performed by Employee for the Company. California Labor Code Section 2870 provides as follows:

“Any provision in an employment Agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (a) which does not relate (1) to the business of the employer or (2) to the employer’s actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.”

9. CERTAIN RIGHTS OF COMPANY.

(a) Announcement. Company and Employee together shall make all public announcements of the terms, provisions, or execution of this Agreement.

(b) Use of Name, Likeness, and Biography. Company shall have the right (but not the obligation) to use, publish and broadcast, and to authorize others to do so, the name, approved likeness and approved biographical material of Employee to advertise, publicize and promote the business of Company, but not for the purposes of direct endorsement without Employee’s consent. An “approved likeness” and “approved biographical material” shall be, respectively, any photograph or other depiction of Employee, or any biographical information or life story concerning the professional career of Employee, which has been submitted to and approved by Employee prior to its first use, publication or broadcast.

10. TERMINATION. This Agreement is terminable at will by either Company or Employee with or without cause.

11. GENERAL.

(a) Assignment; Successors; Affiliates. Company may assign this Agreement (or the interest of Company herein) to any entity which is a party to a merger, reorganization, or consolidation with Company or to an entity or entities acquiring substantially all of the assets of Company or of any division with respect to which

Employee is providing services (providing any such assignee assume Company’s obligations under the Agreement). Upon such assignment, acquisition, merger, consolidation, or reorganization, the term “Company” as used herein shall be deemed to refer to such assignee or such successor entity. Employee shall not have the right to assign Employee’s interest in this Agreement nor shall Employee (or Employee’s spouse, heirs, beneficiaries, administrators or executors) have the right to pledge, hypothecate or otherwise encumber Employee’s right to receive compensation hereunder without the consent of Company. Notwithstanding the foregoing, nothing herein shall prohibit Employee from assigning Employee’s rights and interest hereunder to a loanout corporation contracted by Employee; provided Company’s rights are not thereby affected.

(b) Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

(c) Severability. If a court finds any provision of this Agreement invalid or unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision.

(d) Entire Agreement. The parties hereto agree that this Agreement supersedes all existing Agreements between Company and Employee, whether oral, expressed or implied, and contains the entire understanding and Agreement between the parties. This Agreement shall not be amended, modified, or supplemented in any respect except by a subsequent written Agreement entered into by both parties hereto.

(e) Choice of Law. This Agreement and the performance hereunder shall be construed in accordance with and under and pursuant to the internal substantive laws of the State of California applicable to Agreements fully executed and performed entirely in such state.

(f) Notices. All communications and notices hereunder shall be in writing and shall be deemed to have been duly given and delivered personally if sent by United States registered or certified mail, postage prepaid:

If to Company:	Cogent Systems, Inc. 3001-A West Mission Road Alhambra, CA 91803 Attention: Mr. Archie Yew

If to Employee:	Jian Xie 1337 Via Del Rey So. Pasadena, CA 91030

or to such other addresses as may designated in writing by either of the parties.

(g) No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

(h) Contractual Nomenclature. All references herein to “Dollars” or “$” shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

(i) Injunctive Relief. Because Employee’s breach of the provisions of Paragraphs 7 and 8 of this Agreement may cause the Company irreparable harm for which money is inadequate compensation, Employee agrees that the Company will be entitled to injunctive relief to enforce those provisions of this Agreement, in addition to damages and other available remedies.

IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the date first written above.

COGENT SYSTEMS, INC. a California corporation

By	/s/ Illegible

Title	Illegible

Date	Illegible

EMPLOYEE

Legal Name	Jian Xie

Signature	/s/ Jian Xie

Date	11/29/98